UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2009
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33485	22-1669012
DELAWARE	333-144625-01	41-2218971
ARIZONA	333-144625	86-0933835
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200
Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

(480) 905-3300 (Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     Pursuant to Regulation FD, each registrant furnishes the information set forth below. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the filings of such registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Proposed Unregistered Senior Secured Notes Offering
     On June 25, 2009, RSC Equipment Rental, Inc. (“RSC”) and RSC Holdings III, LLC (together with RSC, the “Issuers”), each an indirect subsidiary of RSC Holdings Inc. (“RSC Holdings”), initiated an offering of senior secured notes due 2017 (the “Senior Secured Notes”) in an aggregate principal amount of $300 million. The Senior Secured Notes will be secured by a perfected security interest in substantially all tangible and intangible assets of the Issuers and the Issuers’ domestic subsidiaries, if any, that guarantee the Senior Secured Notes. The Issuers intend to use the proceeds from the sale of the Senior Secured Notes to repay a portion of their borrowings under their Senior ABL Facilities (as defined below).
     The Senior Secured Notes will be offered only to qualified institutional buyers under Rule 144A under the Securities Act, and to persons outside the United States under Regulation S under the Securities Act. The Senior Secured Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Proposed Credit Agreement Amendments
     On June 21, 2009, the Issuers began soliciting consents to an amendment to the ABL Credit Agreement (as defined below) primarily to permit the issuance of the Senior Secured Notes and creation of a security interest in the collateral securing all of the Issuers’ and any guarantors’ obligations under the Senior Secured Notes (the “Notes Credit Agreement Amendment”). As of June 24, 2009, the Issuers have received the requisite consent of lenders under the Senior ABL Facilities necessary to effect the Notes Credit Agreement Amendment. The Notes Credit Agreement Amendment will become effective in connection with the consummation of the offering of the Senior Secured Notes. The Issuers also intend to solicit consents to a second amendment to the ABL Credit Agreement primarily to extend the maturity of a portion of the ABL Revolving Facility (as defined below) and reduce the total commitments under the ABL Revolving Facility in an amount to be determined prior to launch of this consent solicitation (the “Extension Credit Agreement Amendment”). In addition, the Issuers expect that the Extension Credit Agreement Amendment, if effected, will increase the interest rates applicable to the extended portion of the ABL Revolving Facility and may amend the terms of certain financial covenants of the ABL Credit Agreement. In order to effect the Extension Credit Agreement Amendment, the consent of the lenders holding two-thirds of the outstanding term loans (if any) and revolving credit commitments will be required and certain other conditions must be met. There can be no assurance that the Issuers will obtain the requisite consents to the Extension Credit Agreement Amendment. Consummation of the offering of the Senior Secured Notes is conditioned upon the effectiveness of the Notes Credit Agreement Amendment but not the effectiveness of the Extension Credit Agreement Amendment.
Recent Developments
     RSC Holdings expects its results of operations for the second quarter 2009 to be consistent with its previous guidance. As disclosed in its May 7, 2009 first quarter earnings release, RSC Holdings expects second quarter business activity to decline on a year-over-year basis, as new construction project startups have been insufficient to offset project completions and non-construction/industrial activity remains low. While RSC Holdings has not experienced the usual seasonal increase in business activity, rental volumes appear to have stabilized recently. Industry-wide pricing has continued to worsen and as a result RSC Holdings’ rental rates for the two months ended May 31, 2009 were down 6.8% from the same period last year. RSC Holdings reaffirms its outlook for revenues, adjusted EBITDA and free cash flow for the quarter ending June 30, 2009 and its outlook for free cash flow for the year ending December 31, 2009, as previously provided on May 7, 2009. For the three months ending June 30, 2009, RSC Holdings estimates that rental revenues, total revenues, adjusted EBITDA, and free cash flow will fall within the following ranges:

Equipment rental revenues	$250 — $265 million
Total revenues	$310 — $325 million
Adjusted EBITDA	$100 — $115 million
Free cash flow	$80 — $90 million
     For the year ending December 31, 2009, RSC Holdings reaffirms its estimate that free cash flow will be in the range of $340 million to $370 million. RSC Holdings also confirms that it is on track to meet its previously disclosed target of operating cost reductions in excess of $150 million for the full year. RSC Holdings expects that cash generated from operations, together with amounts available under the Senior ABL Facilities after giving effect to the offering of the Senior Secured Notes described above and the application of the net proceeds therefrom, will be adequate to permit it to meet its debt service obligations, ongoing costs of operations, working capital needs and capital expenditure requirements for the next twelve months and the foreseeable future. RSC Holdings can give no assurance that its outlook will prove to be correct. See “Forward-Looking Statements” below.
Certain Other Information
     As of May 31, 2009, on an actual and pro forma basis after giving effect to the Notes Credit Agreement Amendment and the Senior Secured Notes offering and the application of the net proceeds therefrom (“pro forma basis”) the Issuers had approximately $2,378.6 million and $2,388.2 million, respectively, of debt outstanding. As of May 31, 2009, on an actual and pro forma basis the Issuers had approximately $2,272.1 million and $2,281.6 million of senior debt outstanding, respectively, and $1,758.6 million and $1,768.2 million of secured debt outstanding, respectively. As of May 31, 2009, on an actual and pro forma basis the Issuers had $509.0 million and $462.3 million, respectively, outstanding under the revolving facility (the “ABL Revolving Facility”) of the Issuers’ senior secured asset-based loan facilities (the “Senior ABL Facilities”) governed by the Credit Agreement (the “ABL Credit Agreement”), dated as of November 27, 2006, by and among the Issuers, RSC Holdings II, LLC, RSC Canada, Deutsche Bank AG, New York Branch (“DBNY”), as U.S. administrative agent and U.S. collateral agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent and Canadian collateral agent, and the other financial institutions party thereto from time to time, of which $250.0 million was hedged at a fixed rate of 2.66% and the remaining $259.0 that was not hedged bore an interest rate of 2.07% at May 31, 2009. As of May 31, 2009, on an actual and pro forma basis the issuers also had $243.8 million and no amounts, respectively, outstanding under the term facility (the “ABL Term Facility”) of the Senior ABL Facilities, which bore an interest rate of 2.07% at May 31, 2009, and approximately $38.2 million of letters of credit outstanding. As of May 31, 2009, on an actual and pro forma basis the Issuers had $385.1 million and $675.6 million, respectively of available and undrawn capacity under the ABL Revolving Facility. As of March 31, 2009, on a pro forma basis the Issuers had $724.9 million of available and undrawn capacity under the ABL Revolving Facility. As of May 31, 2009, the Issuers had $899.3 million outstanding under their senior secured second-lien term loan facility, dated as of November 27, 2006, with DBNY, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time and no additional amounts were available to them under this facility. The Issuers intend to use the net proceeds from the offering of the Senior Secured Notes for repayment of borrowings under the ABL Term Facility (thereby reducing total commitments thereunder), and under the ABL Revolving Facility (thereby reducing total commitments thereunder by an amount equal to the face of the Senior Secured Notes less the amount of net cash proceeds from such issuance applied to prepay the ABL Term Facility). In addition, available commitments under the ABL Revolving Facility may be reduced in connection with the Extension Credit Agreement Amendment. Upon consummation of the offering of the Senior Secured Notes, the Issuers will be able to make restricted payments under the indenture governing the Senior Secured Notes in an amount up to $374.0 million.
Non-GAAP Financial Information
     EBITDA means consolidated net income before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA means EBITDA adjusted to exclude share-based compensation expense, other expense (income), net and management fees and recapitalization expenses. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. EBITDA, Adjusted EBITDA and free cash flow presented in this report are supplemental measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and free cash flow are not measurements of the registrants’ financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of registrants’ liquidity. In addition, the registrants’ method of calculating EBITDA, Adjusted EBITDA and free cash flow may vary from the method used by other companies. The registrants believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in their industry. In addition, the registrants believe that investors, analysts and rating agencies consider EBITDA, Adjusted EBITDA and free cash flow useful in measuring the registrants’ ability to meet their debt service obligations and evaluating their financial performance and management uses these measurements for one or more of these purposes. The registrants’ presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that the registrants’ future results will be unaffected by unusual or nonrecurring items. EBITDA, Adjusted EBITDA and free cash flow have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the registrants’ results as reported under GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and free cash flow should not be considered as measures of discretionary cash available to the registrants to service their indebtedness or invest in their business. The registrants compensate for these limitations by relying primarily on their GAAP results and using EBITDA, Adjusted EBITDA and free cash flow only for supplemental purposes. No quantitative reconciliations of the estimated ranges for EBITDA, Adjusted EBITDA and free cash flow above under “Recent Developments” to the respective most comparable measure calculated and presented in accordance with GAAP are included in this report as the registrants are unable to quantify certain amounts that would be required to be included in such GAAP measure.

Forward-Looking Statements
     This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the registrants’ future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
     In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
     The registrants caution therefore that undue reliance should not be placed on these forward-looking statements. It is important to understand that the risks and uncertainties discussed in “Risk Factors” and elsewhere in each registrant’s most recent Annual Report on Form 10-K, as amended, as applicable, filed with the United States Securities and Exchange Commission could affect the registrants’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the registrants’ forward-looking statements.
     These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, the registrants disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Nothing in this Form 8-K constitutes an offer to sell or the solicitation of an offer to buy any securities, including the Senior Secured Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
Name:	Kevin J. Groman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 25, 2009

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